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                                                                      EXHIBIT 5


               [Mayor, Day, Caldwell & Keeton, L.L.P. Letterhead]


                                December 29, 1997


Board of Directors
KCS Energy, Inc.
379 Thornall Street
Edison, NJ 08837

                  RE: __% Senior Subordinated Notes due 2008

Gentlemen:

         Reference is made to (i) the proposed issuance under the Securities Act of 1993 (the "Securities Act") by KCS Energy, Inc., a Delaware corporation (the "Company"), of up to $125,000,000 aggregate principal amount of its __ % Senior Subordinated Notes due 2008 and the guarantee of such notes by certain subsidiaries of the Company (the "Debt Securities") and (ii) the Company's Registration Statement on Form S-3 (the "Registration Statement"), including a Prospectus, with respect to such Debt Securities to be filed with the Securities and Exchange Commission under the Securities Act. The Debt Securities are to be issued in accordance with duly adopted resolutions of the Company's Board of Directors and under and pursuant to the provisions of the Indenture to be dated as of January __, 1998 between the Company, certain of its subsidiaries and State Street Bank and Trust Company, as trustee (the "Trustee") (such Indenture being hereinafter called the "Indenture").

          We have examined drafts of the Indenture, the global note and the certificated notes being issued under the Indenture, and such statutes, corporate records and documents, certificates of corporate and public officials and such other instruments and documents as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

         Based upon the foregoing and subject to the qualifications, limitations, assumptions and other statements set forth herein, we are of the opinion that:

         (1) the Company is a validly existing corporation under the laws of the State of Delaware; and

         (2) the Debt Securities when issued for the consideration as set forth in the Prospectus will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles





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KCS Energy, Inc.
December 29,  1997
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of equity,  regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinion expressed in paragraph (2) assumes that with respect to Debt Securities issued under the Indenture (i) the Trustee is qualified to act as Trustee under the Indenture (ii) the Trustee has duly executed and delivered the Indenture, (iii) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and for the consideration as set forth in the Prospectus.

         Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the State of Texas and the United States and the Delaware General Corporation Law, and to case decisions reported as of this date under such laws, and to facts known to us on this date, and we do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter. Our opinions as to the legality, validity, binding nature and enforceability of the Debt Securities are based upon, and limited to, the laws of the State of New York (as to which we have relied upon opinions of other counsel to the Company licensed to practice therein) and the United States. The opinions expressed in this letter are provided as legal opinions only and not as any guaranties or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied. This opinion letter is intended solely for your benefit. Without our prior written consent, the opinions expressed herein may not be published or relied upon by you other than in connection with the Registration Statement or the transactions contemplated therein, or published or relied upon by any other person in connection with any matter or in any manner whatsoever.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                        Sincerely,



                                        /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P
                                        MAYOR, DAY, CALDWELL & KEETON, L.L.P